EXHIBIT 3.1

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
OF
A-MARK PRECIOUS METALS, INC.

1.    The name of the Corporation is A-Mark Precious Metals, Inc. (the “Corporation”).
2.    The address of the registered office of the Corporation in Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, State of Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.
3.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
4.    The total number of shares of stock which the Corporation is authorized to issue is 40,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of blank check preferred stock, par value $.01 per share.
5.    The board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
6.    The name and mailing address of the incorporator are as follows:
Name                    Mailing Address
[________]                [___________]
                            [___________]
7.    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of §102 of the Delaware General Corporation Law. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

8.    The Corporation, to the fullest extent permitted by the provisions of §145 of the Delaware General Corporation Law, as the same may be amended or supplemented, shall indemnify each person who is or was an officer or director of the Corporation and each person who serves or served as an officer or director of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation and may indemnify any and all other persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.
9.    Election of directors of the Corporation need not be by written ballot.
10.    The board of directors of the Corporation shall have the power to adopt, amend or repeal bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt bylaws and to amend or repeal bylaws adopted by the board of directors.
I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this [______] day of [________] A.D. 2013.

BY:

NAME:

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